SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 __________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 16, 2000



                   NATIONAL INFORMATION CONSORTIUM, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    COLORADO                000-26621           52-2077581
 (STATE OR OTHER          (COMMISSION        (I.R.S. EMPLOYER
 JURISDICTION OF          FILE NUMBER)       IDENTIFICATION NO.)
 INCORPORATION OR
 ORGANIZATION)


                             12 CORPORATE WOODS
        10975 BENSON STREET, SUITE 390, OVERLAND PARK, KANSAS 66210 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                (877) 234-EGOV
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                    N/A
       (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



 ITEM 5.   OTHER EVENTS

           National Information Consortium, Inc., a Colorado corporation (the "Registrant"), issued a press release, attached hereto as Exhibit 1.1, announcing that it had entered into an Agreement and Plan of Reorganization and Merger, dated as of February 16, 2000 (the "Merger Agreement"), with SDR Acquisition Corp., a California corporation and a wholly owned subsidiary of the Registrant ("Merger Sub"), and SDR Technologies, Inc., a California corporation ("SDR"). Pursuant to the Merger Agreement and subject to certain conditions contained therein, the Merger Sub will merge with and into SDR (the "Merger"), with SDR as the surviving corporation.

           As a result of the Merger, (1) each outstanding share of common stock, no par value ("SDR Common Stock"), of SDR will be converted into the right to receive 0.5857 shares of common stock, no par value, of the Registrant (the "Merger Consideration") and (2) each outstanding share of preferred stock, no par value ("SDR Preferred Stock"), of SDR will be converted into the right to receive the Merger Consideration that such holder would have received had such holder converted such shares of SDR Preferred Stock into shares of SDR Common Stock immediately prior to the effective time of the Merger. Ten percent of the Merger Consideration will be placed in escrow on behalf of the shareholders of SDR to secure certain indemnification obligations under the Merger Agreement.

           The foregoing summary of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the entire document previously filed with the Securities and Exchange Commission as an exhibit to the Registrant's Registration Statement on Form S-1 (file no. 333-30872) and incorporated herein by reference.

 ITEM 7.    EXHIBITS.

           1.1 Press Release of National Information Consortium, dated February 17, 2000.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Date: March 1, 2000                NATIONAL INFORMATION CONSORTIUM, INC.


                                    By: /s/ Kevin C. Childress
                                       _________________________________
                                       Kevin C. Childress
                                       Chief Financial Officer



                               EXHIBIT INDEX


 EXHIBIT NUMBER      DESCRIPTION

      1.1 Press Release of National Information Consortium, dated February 17, 2000.